As filed with the Securities and Exchange Commission on April 18, 2013
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________

COLORADO GOLDFIELDS INC.
(Exact name of registrant as specified in its charter)

Nevada	20-0716175
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10920 West Alameda Avenue, Suite 201
Lakewood, CO  80226
(303) 984-5324
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

2008 NON-QUALIFIED CONSULTANTS & ADVISORS
STOCK COMPENSATION PLAN
(Full title of plan as amended as herein provided)
__________

Lee R. Rice, Chief Executive Officer
10920 West Alameda Avenue, Suite 201
Lakewood, CO  80226
(303) 984-5324
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
__________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐  Accelerated Filer  ☐ Non-accelerated filer  ☐ Smaller Reporting Company  ☑

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee (1)

Class A Common Stock, $.001, newly reserved under the 2008 Non-Qualified Consultants & Advisors Stock Compensation Plan	50,000,000	$0.0014	(2)	$70,000	$9.55

(1)	Pursuant to Rule 416(a), this registration statement also covers additional securities that may be offered as a result of stock splits and/or stock dividends.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (c) and (h) of the Securities Act of 1933, as amended, on the basis of the closing price for the Common Stock as reported on the OTCQB  at the close of trading on April 16, 2013.

EXPLANATORY NOTE

This Registration Statement on Form S-8 relates to the registration of an additional Fifty Million (50,000,000) shares of Class A Common Stock, authorized for issuance under the Registrant’s 2008 Non-Qualified Consultants & Advisors Stock Compensation Plan, as amended.

Pursuant to General Instruction E of Form S-8:

(1)           the contents of the Registrant’s Registration Statement on Form S-8, No. 333-153528, filed by the Registrant with the Securities and Exchange Commission on September 17, 2008,

(2)           the contents of the Registrant’s Registration Statement on Form S-8, No. 333-156917, filed by the Registrant with the Securities and Exchange Commission on January 23, 2009,

(3)           the contents of the Registrant’s Registration Statement on Form S-8, No. 333-158398, filed by the Registrant with the Securities and Exchange Commission on April 3, 2009,

(4)           the contents of the Registrant’s Registration Statement on Form S-8, No. 333-160260, filed on by the Registrant with the Securities and Exchange Commission on June 26, 2009,

(5)           the contents of the Registrant’s Registration Statement on Form S-8, No. 333-161999, filed by the Registrant with the Securities and Exchange Commission on September 18, 2009,

(6)           the contents of the Registrant’s Registration Statement on Form S-8, No. 333-163890, filed by the Registrant with the Securities and Exchange Commission on December 21, 2009, and

(7)           the contents of the Registrant’s Registration Statement on Form S-8, No. 333-169743, filed by the Registrant with the Securities and Exchange Commission on October 4, 2010, and

(8)           the contents of the Registrant’s Registration Statement on Form S-8, No. 333-184974, filed by the Registrant with the Securities and Exchange Commission on November 16, 2012, are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The following documents are filed as a part of this registration statement.

Exhibit Number	Description

4.1
2008 Non-Qualified Consultants & Advisors Stock Compensation, filed as exhibit 4.1 to Form S-8 filed by the Registrant with the Securities and Exchange Commission on September 17, 2008, and incorporated herein by reference.

5.	Opinion of Simmons Legal Services, LLC, regarding legality of securities.

23.1	Consent of GHP Horwath, P.C.

23.2	Consent of Nathan D. Simmons, Esq. (included in the opinion filed as Exhibit 5).

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes:
            (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the Securities Act);

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit  or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lakewood, State of Colorado, on April 18, 2013.

COLORADO GOLDFIELDS INC.

By:	/s/ Lee R. Rice
Lee R. Rice
Chief Executive Officer

By:	/s/ C. Stephen Guyer
C. Stephen Guyer, Chief Financial Officer & Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lee R. Rice	Chief Executive Officer & Director	April 18, 2013
Lee R. Rice

/s/ C. Stephen Guyer	Chief Financial Officer & Director	April 18, 2013
C. Stephen Guyer

/s/ Norman J. Singer	Director	April 18, 2013
Norman J. Singer

INDEX TO EXHIBITS

Exhibit Number	Description

4.1
2008 Non-Qualified Consultants & Advisors Stock Compensation, filed as exhibit 4.1 to Form S-8 filed by the Registrant with the Securities and Exchange Commission on September 17, 2008, and incorporated herein by reference.

5.	Opinion of Simmons Legal Services, LLC, regarding legality of securities.

23.1	Consent of GHP Horwath, P.C.

23.2	Consent of Nathan D. Simmons, Esq. (included in the opinion filed as Exhibit 5).